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                                                                    EXHIBIT 11.1

                              QUAKER CITY BANCORP

                       COMPUTATION OF EARNINGS PER SHARE

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
                                    For the Year   For the Year   For the Year
                                   Ended June 30, Ended June 30, Ended June 30,
                                        2000           1999           1998
                                   -------------- -------------- --------------
 A   Average Common Shares
     Outstanding................      5,025,625      5,392,564      5,469,646
                                    -----------     ----------     ----------
 B   Net earnings for Period....    $11,750,000     $9,644,000     $6,610,000
                                    ===========     ==========     ==========
     Basic Earnings Per Share [B
     / A].......................    $      2.34          $1.79          $1.21
                                    ===========     ==========     ==========
     Common Share Equivalents:

 C   Stock Options Outstanding..        367,887        571,279        602,107
                                    -----------     ----------     ----------
 D   Option Exercise Price......    $      4.94          $8.50          $7.86
                                    -----------     ----------     ----------
 E   Exercise Proceeds [C x D]..    $ 1,817,362     $4,855,872     $4,732,561
                                    -----------     ----------     ----------
 F   Average Market Price in
     Period.....................    $     15.89         $16.00         $17.13
                                    -----------     ----------     ----------
 G   Shares Repurchased At
     Market Price [E / F].......        114,371        303,492        276,273
                                    -----------     ----------     ----------
 H   Increase in Common Shares
     [C - G]....................        253,516        267,787        325,834
                                    -----------     ----------     ----------
 I   Shares Outstanding and
     Equivalents [A + H]........      5,279,141      5,660,351      5,795,480
                                    ===========     ==========     ==========
 J   Net Earnings for Period....    $11,750,000     $9,644,000     $6,610,000
                                    ===========     ==========     ==========
     Diluted Earnings Per Share
     [J / I]....................    $      2.23          $1.70          $1.14
                                    ===========     ==========     ==========
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